Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of DUET Acquisition Corp., of our report dated December 1, 2021 on our audit of the financial statements of DUET Acquisition Corp. as of October 19, 2021, and the related statements of operations, changes in stockholders’ equity and cash flows from September 20, 2021 (inception) through October 19, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

December 3, 2021